Exhibit 99.1

QT Imaging Announces Third Quarter 2024 Financial Results

Generated Scanner Sales Revenue of $0.9 Million with 65% Gross Margin in the Third Quarter of 2024

The Company Successfully Completed the Engineering and Clinical Feasibility Study with its Strategic Partner

The Company Announced Entering into Favorable Amendments to Its $10 Million Convertible Promissory Note with YA II PN, Ltd.

The Company Announced Insiders PIPE investment of $2.56 Million, fully funded by the QTI Board of Directors members and their Affiliates

NOVATO, CA – November 13, 2024 – QT Imaging Holdings, Inc. (NASDAQ: QTI) (“QT Imaging” or the “Company”), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced financial results for the third quarter of 2024.

“During this quarter, QT Imaging's team successfully completed the engineering and clinical feasibility study with our strategic partner and shipped two QT Breast Acoustic CTTM Scanners to a nationally recognized clinical site and to a functional medicine clinic in Illinois, together with our distribution partner, NXC Imaging. The third-year renewal of our five-year research grant from the National Institutes of Health (NIH)/National Cancer Institute (NCI) was signed during the quarter.”, said Dr. Raluca Dinu, QT Imaging Chief Executive Officer.

During this quarter, QT Imaging successfully amended the convertible note with YA II PN, Ltd after making a payment of approximately $1.5 million and adjusting the convertible floor price, thus reducing the principal balance of such convertible note to $8.6 million. Additionally, the maturity date of the convertible note was extended to March 31, 2026, and the monthly payment was reduced to $500,000 of principal and additional interest starting in February 2025.

Additionally, the Company announced today the entry into a securities purchase agreement to provide funding of a $2.56 million PIPE financing, solely executed by the Company's Board of Director members and their affiliates, providing about a 10% premium to the prior five-day average trading price of the Company’s shares. The purchase will also include the surrender of a $1.56 million promissory note for cancellation in its entirety, and $1 million in new cash proceeds to the Company.

“The QT Imaging team is grateful and proud of its Board of Directors’ trust and partnership. The proceeds are aimed solely at providing working capital for the Company as sufficient bridge funding, while it continues to pursue the agreements with its previously announced strategic partner, and it successfully executes on its commercialization growth plan.”

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Financial Highlights
•Commercial revenue was $1.0 million for the third quarter of 2024, of which $0.9 million is for scanner sales, compared to $1.7 million in the second quarter of 2024 and less than $0.1 million for the third quarter of 2023. The reduction in revenue compared to the second quarter is attributed to delayed orders for two QT Breast Acoustic CTTM scanners that will be shipped in the fourth quarter.
•Gross margin of 63% in the third quarter of 2024, compared to 51% margin in the second quarter of 2024 and an insignificant margin in the third quarter of 2023. The increase in margin in the third quarter of 2024 compared to the second quarter of 2024 was attributable to variability in the weighted average cost related to the Company's existing inventory in the second quarter of 2024. The increase in margin in 2024 was due to the sale and delivery of two QT Breast Acoustic CTTM scanners during the third quarter of 2024, compared to no deliveries in the third quarter of 2023.
•Net loss of $3.6 million for the third quarter of 2024, which includes convertible note interest expenses of $1.5 million, compared to a net loss of $1.4 million for the third quarter of 2023, and which included non-cash stock-based compensation expense of $0.2 million and one-time transaction-related expenses of $0.3 million.
•Non-GAAP Adjusted EBITDA* of $(2.2) million for the third quarter of 2024 compared to $(0.6) million for the third quarter of 2023.
•Net cash used in operating activities during the third quarter of 2024 was $1.9 million compared to $0.4 million during the third quarter of 2023. Net cash used in operating activities during the third quarter of 2024 includes a payment of $0.4 million to YA II PN, Ltd for interest and premium related to its convertible note.
New Developments
•On July 24, 2024, the Company announced further expansion of locations offering the Breast Acoustic CT™ Scanner to Vitality Renewal Functional Medicine, in Crystal Lake, Illinois. The commercial shipment was made together with the Company's strategic business and distribution partner during the third quarter.
•On September 25, 2024, the Company shipped its Breast Acoustic CT™ Scanner to a nationally recognized clinical center through its strategic business and distribution partner.
•On September 11, 2024, a trigger event associated with the share price of the Company occurred under the terms of the $10 million convertible promissory note (the "Note") with YA II PN, Ltd (the "Investor"). As a result, the Company made a payment of $1.5 million on September 13, 2024, and could have been obligated to make subsequent similar monthly payments. On September 26, 2024 and October 31, 2024, the Company executed the first and second amendments to the Note, respectively, which together reduced the monthly trigger event payments to $500,000 per month beginning on February 15, 2025, extended the maturity date of the Note to March 31, 2026, and reduced the Floor Price under the Note from $0.8768 per share to $0.50 per share. On November 4, 2024, the Investor converted $254,593 of outstanding principal of the Note into 384,059 shares of Company's common stock with an applicable conversion price of $0.6629 per share. The principal balance of the Note was $8.6 million following the conversion notice received from the Investor.
•On October 29, 2024, the Company announced its third year renewal of its five-year research grant from the National Institute of Health (NIH)/National Cancer Institute (NCI). The study is a collaboration with the Department of Radiation Oncology, the Radiation
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Treatment Program at the Sunnybrook Health Sciences Centre in Toronto, Canada, the largest cancer center in Canada, and The University of Illinois, Urbana-Champaign, Department of Electrical and Computer Engineering and Grainger College of Engineering.
•On November 13, 2024, the Company and six members of its Board of Directors (or their affiliates) executed an agreement for Private Investment in Public Equity (the "PIPE") of $2.56 million in exchange for a total of 4,383,558 shares of the Company's common stock and 4,383,558 warrants to purchase common stock with an exercise price of $0.672 per share, with the closing of such PIPE to occur by November 29, 2024. The PIPE was done in a premium price of 10% to the last 5 days VWAP of the Company's stock, and the purchase price includes the surrender of a $1.56 million promissory note for cancellation in its entirety, and $1 million in new cash proceeds to the Company.

Leadership Updates:
•On November 11, 2024, Bilal Malik, PhD, rejoined the Company as Chief Science Officer. For five years prior to joining the Company, Bilal held various positions in Genentech and Roche.
Outlook for the Balance of 2024

2024 is a transitional year as the Company stabilizes the business and focuses on commercialization anchored in strategic business partnerships. The Company plans to deliver its revenue at the same pace in the fourth quarter of 2024 as during the previous 2024 quarters, since it went public in March 2024, and with an expected higher gross margin due to the weighted average cost of existing inventory.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Three and Nine Months Ended
September 30, 2024 and 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands (except share and per share amounts)	2024	2023	2024	2023
Revenue	$956	$25	$4,032	$35
Cost of revenue	351	24	1,792	73
Gross profit (loss)	605	1	2,240	(38)
Operating expenses:
Research and development	925	312	2,493	1,083
Selling, general and administrative	2,007	932	9,873	3,073
Loss from operations	(2,327)	(1,243)	(10,126)	(4,194)
Interest expense, net	(1,455)	(133)	(3,149)	(395)
Other income (expense), net	17	—	(191)	—
Change in fair value of warrant liability	9	—	200	—
Change in fair value of derivative liability	87	—	4,800	—
Change in fair value of earnout liability	50	—	(700)	—
Net loss	$(3,619)	$(1,376)	$(9,166)	$(4,589)
Less: deemed dividend related to the modification of equity classified warrants	—	—	(5,186)	—
Net loss attributable to common stockholders	$(3,619)	$(1,376)	$(14,352)	$(4,589)

Basic and diluted net loss per share	$(0.17)	$(0.14)	$(0.77)	$(0.48)

Weighted average shares outstanding	21,441,416	9,541,643	18,712,468	9,533,185

EBITDA* and Adjusted EBITDA* for the Three and Nine Months Ended
September 30, 2024 and 2023
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2024	2023	2024	2023
Net loss	$(3,619)	$(1,376)	$(9,166)	$(4,589)
Interest expense, net	1,455	133	3,149	395
Depreciation and amortization	20	123	204	356
EBITDA	(2,144)	(1,120)	(5,813)	(3,838)
Adjustments:
Stock-based compensation	127	195	166	613
Warrant modification expense	—	—	201	—
Change in fair value of warrants(1)	(9)	—	(200)	—
Change in fair value of derivatives(2)	(87)	—	(4,800)	—
Change in fair value of earnout liability(3)	(50)	—	700	—
Transaction expenses(4)	—	315	4,301	1,186
Adjusted EBITDA	$(2,163)	$(610)	$(5,445)	$(2,039)
(1)The decrease in fair value of warrant liability during the three and nine months ended September 30, 2024 relates to the liability classified private placement warrants to reflect the decrease of the publicly traded price per warrant. Additional expense related to the modification of these warrants was recorded as other expense in the condensed consolidated statements of operations and comprehensive loss during the nine months ended September 30, 2024.
(2)The decrease in fair value of derivative liability during the three and nine months ended September 30, 2024 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of September 30, 2024 for financial reporting purposes. The change in derivative liability was recorded as other income (expense), net in the condensed consolidated statements of operations and comprehensive loss during the three and nine months ended September 30, 2024, respectively.
(3)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of September 30, 2024. The net change in fair value of the earnout liability was recognized as other income (expense), net in the condensed consolidated statements of operations and comprehensive loss during the three and nine months ended September 30, 2024, respectively.
(4)The Company incurred transaction expenses related to the Merger with GigCapital5, Inc., which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with the issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss during the nine months ended September 30, 2024. The Company recorded $0.3 million and $1.2 million of transaction costs during the three and nine months ended September 30, 2023.

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Condensed Consolidated Balance Sheets as of
September 30, 2024 and December 31, 2023
(Unaudited)

$ in thousands	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$1,544	$165
Restricted cash and cash equivalents	20	20
Accounts receivable, net	257	1
Inventory	3,182	4,418
Prepaid expenses and other current assets	775	215
Total current assets	5,778	4,819
Non-current assets:
Property and equipment, net	122	491
Intangible assets, net	—	90
Operating lease right-of-use assets	1,021	1,267
Other assets	39	39
Total assets	$6,960	$6,706

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$768	$1,356
Accrued expenses and other current liabilities	3,364	370
Related party notes payable	—	705
Current maturities of long-term debt	887	4,199
Deferred revenue	20	347
Operating lease liabilities	394	361
Total current liabilities	5,433	7,338
Non-current liabilities:
Long-term debt	3,469	96
Related party notes payable	5,409	3,144
Operating lease liabilities	763	1,063
Warrant liability	10	—
Derivative liability	321	—
Earnout liability	700	—
Other liabilities	507	377
Total liabilities	16,612	12,018

Stockholders’ deficit:
Common stock	2	1
Additional paid-in capital	22,469	12,457
Accumulated deficit	(32,123)	(17,770)
Total stockholders’ deficit	(9,652)	(5,312)
Total liabilities and stockholders’ deficit	$6,960	$6,706

The amounts reported in the condensed consolidated balance sheet as of September 30, 2024 above do not include the announced subsequent events relating to the PIPE and partial conversion of the Note by the Investor.

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2024 and 2023
(Unaudited)

	Nine Months Ended September 30,
$ in thousands	2024	2023
Cash flows from operating activities:
Net loss	$(9,166)	$(4,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	204	356
Stock-based compensation	166	613
Warrant modification expense	201	—
Provision for credit losses	1	—
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	3,718	—
Loss on issuance of common stock in connection with a subscription agreement	206	—
Non-cash interest	2,404	32
Non-cash operating lease expense	(21)	(6)
Change in fair value of warrant liability	(200)	—
Change in fair value of derivative liability	(4,800)	—
Change in fair value of earnout liability	700	—
Changes in assets and liabilities:
Increase in accounts receivable	(256)	(19)
Decrease in inventory	1,526	42
Increase in prepaid expenses and other current assets	(459)	(52)
Decrease in other assets	—	10
Increase (decrease) in accounts payable	(2,062)	936
Increase (decrease) in accrued liabilities and other current liabilities	(769)	411
Increase (decrease) in deferred revenue	(328)	300
Increase (decrease) in other liabilities	129	—
Net cash used in operating activities	(8,806)	(1,966)

Cash flows from investing activities:
Purchases of property and equipment	(35)	(26)
Net cash used in investing activities	(35)	(26)

Cash flows from financing activities:
Proceeds of sale of common stock and warrants, net of issuance costs	—	1,018
Proceeds from issuance of common stock pursuant to a subscription agreement	500	—
Proceeds from long-term debt, net of issuance costs	10,525	—
Repayment of long-term debt	(1,243)	(97)
Repayment of bridge loans	(800)	—
Proceeds from related party payable	—	650
Proceeds from the Merger, net of transaction costs	1,238	—
Net cash provided by financing activities	10,220	1,571
Net increase (decrease) in cash and restricted cash and cash equivalents	1,379	(421)
Cash and restricted cash and cash equivalents at the beginning of period	185	475
Cash and restricted cash and cash equivalents at the end of the period	$1,564	$54

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the QT Imaging Breast Acoustic CT™ Scanner, including its commercialization, manufacturing (including large scale) and further development, the PIPE and its closing, the future payments under the Note, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation, net change in fair value of the derivative, earnout and warrant liabilities, and transaction expenses. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s condensed consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net income (loss) or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss).

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.
About QT Imaging

QT Imaging Holdings, Inc. is a public (NASDAQ: QTI) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com.
Contacts
For media inquiries, please contact:

Stas Budagov
Chief Financial Officer
Stas.Budagov@qtimaging.com